Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Third Quarter Fiscal 2018 Financial Results
Dallas, Texas. (May 23, 2018) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2018.
For the three months ended April 30, 2018, revenue, gross profit, and net income were $478.2 million, $219.1 million, and $127.3 million, respectively. These represent an increase in revenue of $104.3 million, or 27.9%; an increase in gross profit of $46.6 million, or 27.0%; and an increase in net income of $36.8 million, or 40.6%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.52 compared to $0.38 last year, an increase of 36.8%.
For the nine months ended April 30, 2018, revenue, gross profit, and net income were $1.4 billion, $573.9 million, and $308.1 million, respectively. These represent an increase in revenue of $287.1 million, or 26.8%; an increase in gross profit of $109.4 million, or 23.5%; and a decrease in net income of $15.8 million, or 4.9%, respectively, from the same period last year. Fully diluted earnings per share for the nine months were $1.28 compared to $1.37 last year, a decrease of 6.6%.
The operating results for the three and nine months ended April 30, 2018 were adversely affected by abnormal costs of $7.4 million and $79.7 million, respectively, incurred as a result of Hurricane Harvey. These costs included temporary storage facilities; premiums for subhaulers; labor costs incurred from overtime; travel and lodging due to the reassignment of employees to the affected region; and equipment lease expenses to handle the increased volume, as well as cost of vehicle sales. These costs, net of the associated revenues of $3.5 million and $66.9 million, respectively, generated pre-tax loss for the three months ended April 30, 2018 of $3.9 million, and a pre-tax loss of $12.8 million for the nine month period. The operating results for the nine months ended April 30, 2018 were also adversely impacted by a charge of $11.0 million to income tax expense for the deemed repatriation of foreign earnings and profits under the Tax Cuts and Jobs Act of 2017, net of deferred tax changes, and was offset by the Act’s reduction of the federal corporate income tax rate. Because Copart’s fiscal year includes periods before and after the effective date of the Act, during which the U.S. federal corporate tax rate was 35% and 21%, respectively, our U.S. federal corporate tax rate for fiscal year 2018 will be 26.9%. The operating results for the nine months ended April 30, 2018, include the benefit of this rate reduction.
Excluding the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, disposals of non-operating assets, foreign currency-related losses and gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the three months ended April 30, 2018 and 2017, were $0.52 and $0.37, respectively. Non-GAAP fully diluted earnings per share for the nine months ended April 30, 2018 and 2017, were $1.31 and $0.94, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, May 24, 2018, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart052418. A replay of the call will be available through July 23, 2018 by calling (877) 919-4059. Use confirmation code # 12253443.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and also sells vehicles sourced from individual owners. With operations at over 200 locations in 11 countries, Copart has more than 125,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), the Republic of Ireland (Copart.ie), Brazil (Copart.com.br), Germany (Copart.de), the United Arab Emirates, Oman and Bahrain (Copartmea.com), Spain (Copart.es), and Finland (AVK.fi). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, disposals of non-operating assets, foreign currency-related losses and gains, and certain income tax benefits and payroll taxes related to accounting for stock option exercises. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, disposals of non-operating assets, foreign currency-related losses and gains, and certain income tax benefits and payroll taxes related to accounting for stock option exercises.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Perry, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.perry@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2018	2017	2018	2017
Service revenues and vehicle sales:
Service revenues	$410,762	$332,346	$1,186,841	$949,457
Vehicle sales	67,436	41,516	169,631	119,928
Total service revenues and vehicle sales	478,198	373,862	1,356,472	1,069,385
Operating expenses:
Yard operations	189,346	155,793	599,854	471,711
Cost of vehicle sales	57,538	34,785	146,148	101,558
Yard depreciation and amortization	11,188	9,951	33,617	29,116
Yard stock-based payment compensation	1,058	828	2,912	2,437
Gross profit	219,068	172,505	573,941	464,563
General and administrative	34,181	28,280	93,377	86,879
General and administrative depreciation and amortization	5,385	3,257	16,729	14,016
General and administrative stock-based payment compensation	4,883	4,180	14,327	13,176
Total operating expenses	303,579	237,074	906,964	718,893
Operating income	174,619	136,788	449,508	350,492
Other (expense) income:
Interest expense, net	(4,134)	(5,506)	(15,093)	(16,888)
Other income (expense), net	731	(194)	(4,633)	117
Total other expenses	(3,403)	(5,700)	(19,726)	(16,771)
Income before income taxes	171,216	131,088	429,782	333,721
Income tax expense	43,811	40,542	121,516	9,829
Net income	127,405	90,546	308,266	323,892
Net income attributable to noncontrolling interest	57	—	147	—
Net income attributable to Copart, Inc.	$127,348	$90,546	$308,119	$323,892

Basic net income per common share	$0.55	$0.39	$1.33	$1.42
Weighted average common shares outstanding	232,010	229,920	231,387	228,146

Diluted net income per common share	$0.52	$0.38	$1.28	$1.37
Diluted weighted average common shares outstanding	242,960	237,135	241,030	236,808

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2018	July 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$204,275	$210,100
Accounts receivable, net	356,125	311,846
Vehicle pooling costs and inventories	52,523	41,281
Income taxes receivable	1,363	6,418
Prepaid expenses and other assets	16,616	17,616
Total current assets	630,902	587,261
Property and equipment, net	1,087,910	944,056
Intangibles, net	69,382	75,938
Goodwill	342,459	340,243
Deferred income taxes	1,239	1,287
Other assets	33,301	33,716
Total assets	$2,165,193	$1,982,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$245,473	$208,415
Deferred revenue	5,906	5,019
Income taxes payable	18,048	6,472
Deferred income taxes	—	92
Current portion of revolving loan facility and capital lease obligations	1,151	82,155
Total current liabilities	270,578	302,153
Deferred income taxes	3,927	3,192
Income taxes payable	27,303	24,573
Long-term debt, revolving loan facility and capital lease obligations, net of discount	398,914	550,883
Other liabilities	3,659	3,100
Total liabilities	704,381	883,901
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	23	23
Additional paid-in capital	497,010	453,349
Accumulated other comprehensive loss	(90,412)	(100,676)
Retained earnings	1,053,510	745,370
Noncontrolling interest	681	534
Total stockholders' equity	1,460,812	1,098,600
Total liabilities and stockholders' equity	$2,165,193	$1,982,501

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended April 30,
	2018	2017
Cash flows from operating activities:
Net income	$308,266	$323,892
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	50,678	43,951
Allowance for doubtful accounts	1,096	(542)
Equity in losses of unconsolidated affiliates	679	584
Stock-based payment compensation	17,239	15,613
Loss (gain) on sale of property and equipment	4,044	(125)
Deferred income taxes	(17)	21,791
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(43,361)	(35,668)
Vehicle pooling costs and inventories	(8,290)	(2,262)
Prepaid expenses and other current assets	(371)	1,440
Other assets	(413)	(1,185)
Accounts payable and accrued liabilities	27,981	1,140
Deferred revenue	849	1,532
Income taxes receivable	5,043	(23,909)
Income taxes payable	14,025	2,619
Other liabilities	(251)	(1,044)
Net cash provided by operating activities	377,197	347,827

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(188,482)	(134,710)
Proceeds from sale of property and equipment	3,368	554
Investment in unconsolidated affiliate	—	(3,566)
Net cash used in investing activities	(185,114)	(137,722)

Cash flows from financing activities:
Proceeds from the exercise of stock options	23,816	30,171
Proceeds from the issuance of Employee Stock Purchase Plan shares	2,723	1,908
Payments for employee stock-based tax withholdings	(3)	(134,638)
Net repayments on revolving loan facility	(231,000)	(73,000)
Distributions to noncontrolling interest	(55)	—
Net cash used in financing activities	(204,519)	(175,559)
Effect of foreign currency translation	6,611	(774)
Net (decrease) increase in cash and cash equivalents	(5,825)	33,772
Cash and cash equivalents at beginning of period	210,100	155,849
Cash and cash equivalents at end of period	$204,275	$189,621
Supplemental disclosure of cash flow information:
Interest paid	$15,406	$17,681
Income taxes paid, net of refunds	$102,762	$9,452

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2018	2017	2018	2017
GAAP net income attributable to Copart, Inc.	$127,348	$90,546	$308,119	$323,892
Effect of deemed repatriation of foreign earnings, net of deferred tax changes	1,000	—	11,000	—
Effect of disposal of non-operating assets, net of tax	—	—	2,994	—
Effect of foreign currency-related losses (gains), net of tax	(261)	(167)	777	(295)
Effect of income tax benefit of ASU 2016-09 adoption, net of tax (1)	(3,085)	(4,007)	(9,448)	(106,749)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	—	—	3,307
Non-GAAP net income attributable to Copart, Inc.	$125,002	$86,372	$313,442	$220,155

GAAP diluted net income per common share	$0.52	$0.38	$1.28	$1.37
Non-GAAP diluted net income per common share	$0.52	$0.37	$1.31	$0.94

GAAP diluted weighted average common shares outstanding	242,960	237,135	241,030	236,808
Effect on common equivalent shares from ASU 2016-09 adoption(1)	(3,090)	(1,692)	(1,030)	(2,065)
Non-GAAP diluted weighted average common shares outstanding	239,870	235,443	240,000	234,743

(1)
In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting. Under this standard, all excess tax benefits and tax deficiencies related to exercises of stock options are recognized as income tax expense or benefit in the income statement as discrete items in the reporting period in which they occur. Additionally, excess tax benefits are classified as an operating activity on the consolidated statements of cash flows. The Company adopted ASU 2016-09 during the fourth quarter of fiscal 2016 on a modified retrospective basis. For a more complete discussion, please review the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 27, 2017.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000